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Exhibit 99.1

Contacts:
Cubist Pharmaceuticals, Inc. Jennifer LaVin Executive Director, Corporate Communications (781) 860-8362 jennifer.lavin@cubist.com	Euro RSCG Life NRP Ashley Tapp—financial media (212) 845-4247 ashley.tapp@nrp-euro.com
Chamberlain Communications Group, Inc. Marcy Benson—product media (212) 884-0670 mbenson@chamberlainpr.com

CUBIST ANNOUNCES EXTENSION OF FDA REVIEW OF CIDECIN® NEW DRUG APPLICATION

CIDECIN Launch Still Anticipated by End of 2003

CONFERENCE CALL & WEBCAST TODAY at 5:00 pm ET

        Lexington, MA, June 19, 2003—Cubist Pharmaceuticals, Inc. (Nasdaq: CBST) today announced that it has received notification from the U.S. Food & Drug Administration (FDA) that the agency now anticipates completing its priority review of the Cidecin® (daptomycin for injection) New Drug Application (NDA) on or before September 20, 2003, a three-month extension of tomorrow's original action date. Cubist continues to anticipate the approval and launch of CIDECIN by the end of 2003.

        The extension is a result of the agency classifying a recent response to a question concerning the reformatting of certain data sets as a major amendment to the application. Under FDA standard operating procedures, the agency has reset the PDUFA (Prescription Drug User Fee Act) action date in order to review the reformatted data.

        "As with any priority review, both the FDA and the sponsor are committed to working through a large number of issues during a very short period of time," said Cubist's President & CEO Michael W. Bonney. "We appreciate the agency's cooperative approach to working with us and believe this action to be the next best outcome to an approval. This submission of reformatted data sets resulted from interactions with the agency when unforeseen technical difficulties with the electronic submission became apparent, not from specific questions regarding the safety or efficacy of CIDECIN. We expect that these reformatted data sets will allow the agency to complete its priority review of this NDA by the new PDUFA action date and expect the impact on our launch timing to be minimal."

        Cubist also announced today that the FDA has completed pre-approval inspections of daptomycin manufacturing facilities, and that previously scheduled labeling discussions have been postponed. Cubist anticipates these discussions will occur during the extension period.

**************CONFERENCE CALL & WEBCAST INFORMATION**************

WHEN: Thursday, June 19, 2003 at 5:00 pm ET

DOMESTIC & CANADA CALL-IN: (800) 915-4836
INTERNATIONAL CALL-IN: (973) 317-5319

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.cubist.com

Replay will be available for 30 days via the Internet;
a transcript of the call will be filed with the SEC and will also be available upon request

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About Cubist

        Cubist Pharmaceuticals, Inc. is focused on becoming a global leader in the research, development and commercialization of novel pharmaceuticals to combat serious and life-threatening infections. Cubist has submitted a New Drug Application (NDA) with the U.S. Food & Drug Administration (FDA) for Cidecin® (daptomycin for injection) for the treatment of complicated skin and skin structure infections (cSSSI) and is conducting additional Phase 3 studies. The CIDECIN NDA is currently being reviewed by FDA under priority review status. Cubist's pipeline includes multiple pre-clinical drug candidates, including CAB-175, a next generation cephalosporin antibiotic with demonstrated in vitro activity against methicillin-resistant Staphylococcus aureus (MRSA) and an oral version of ceftriaxone (OCTX), a broad-spectrum cephalosporin antibiotic. Cubist is headquartered in Lexington, MA.

Cubist Safeharbor Statement

        Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by the Company. These factors include, but are not limited to: (i) the Company's ability to successfully complete product research and development, including pre-clinical and clinical studies and commercialization; (ii) the Company's ability to obtain required governmental approvals; (iii) the Company's ability to attract and/or maintain manufacturing, sales, distribution and marketing partners; (iv) the Company's ability to develop and commercialize its products before its competitors; and (v) the Company's ability to finance its operations. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in the Company's recent SEC filings.

        Cidecin is a registered trademark of Cubist Pharmaceuticals, Inc.

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Additional information can be found at the Company's web site at www.cubist.com

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CUBIST ANNOUNCES EXTENSION OF FDA REVIEW OF CIDECIN® NEW DRUG APPLICATION